EXHIBIT 99.1

[INVESTOR CONFERENCE CALL PRESENTATION SLIDES]

4

Texas Pipeline System Overview May 9, 2005

Forward-Looking Statement You should review this slide presentation in conjunction with the press release dated May 9, 2005, regarding the acquisition of the Texas crude oil pipeline system and storage facility, and the conference call for Sunoco Logistics Partners L.P., held on May 9, 2005 at 3:00 p.m. EDT. You may listen to the audio portion of the conference call on www.sunocologistics.com . An audio recording also will be available after the call's completion by dialing 1-800-642-1687. International callers should dial 1-706-645-9291. Please enter Conference ID #6207681. During the call, those statements we make that are not historical facts are forward-looking statements. Although we believe the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements involve risks that may affect our business prospects and performance, causing actual results to differ from those discussed during the conference call. Such risks and uncertainties include, among other things: our ability to successfully consummate announced acquisitions and integrate them into existing business operations; the ability of announced acquisitions to be cash-flow accretive; increased competition; changes in the demand both for crude oil that we buy and sell, as well as for crude oil and refined products that we store and distribute; the loss of a major customer; changes in our tariff rates; changes in throughput of third-party pipelines that connect to our pipelines and terminals; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction; potential labor relations problems; the legislative or regulatory environment; plant construction/repair delays; and political and economic conditions, including the impact of potential terrorist acts and international hostilities. These and other applicable risks and uncertainties are described more fully in our Form 10- K, filed with the Securities and Exchange Commission on March 4, 2005. We undertake no obligation to update publicly any forward-looking statements whether as a result of new information or future events. 2

Texas Crude Oil Pipeline System Overview On May 6, 2005, Sunoco Logistics Partners entered into a definitive agreement with an affiliate of Exxon Mobil Corporation to acquire, for $100 million: a 187-mile, 16", 125,000 barrels per day crude oil pipeline, originating at the Corsicana, Texas terminal and terminating at Wichita Falls, Texas a 2.9 million barrel, crude oil terminal located at Corsicana a 104-mile idled 12" pipeline from Kilgore to Corsicana 20 miles of idled 6" - 8" gathering lines SXL also plans to construct a new $18 million, 20-mile pipeline connecting the West Texas Gulf Pipeline at Wortham, Texas to Corsicana Our strategy will be to enable domestic refiners to source both foreign and Gulf of Mexico crude oil through our Nederland, Texas facility to refining centers and Cushing, OK, a major trade location via the West Texas Gulf Pipeline 3

Asset Description Corsicana Tank Farm 25 tanks on 500 acres (all but 3 tanks available for service) 2.9 million barrels of shell capacity Corsicana to Wichita Falls 16" crude oil pipeline (187 miles) 154 miles between Corsicana and Ringgold 33 miles between Ringgold and Wichita Falls Ringgold Tank Farm 4 tanks with 490,000 barrels of shell capacity Kilgore to Corsicana 12" crude oil pipeline (currently idled) 104 miles between Kilgore and Corsicana 20 miles of 6" - 8" gathering lines (currently idled) 4

Pipeline System Overview XOMPL 16" Acquisition SXL Owned or Operated Assets Proposed 20-mile Pipeline XOMPL 20" MVPL (Operated by SXL) XOMPL 12" Acquisition 5

Crude Oil Flow 6 Ringgold to Ardmore Wichita Falls to McKee Wichita Falls to Cushing XOM 16" XOM 12" 24" WTG 26" Corsicana Nederland Purchase & Sale Agreement New Construction Own 43.8% and Operate Prior to October, flow will continue on the Exxon Mobil system to Corsicana with a joint tariff. Wortham

Strategic for SXL Nederland Platform Establish strategic link for Nederland Terminal to key crude markets, including connectivity to Cushing Enhance Nederland capability and flexibility for key terminal customers Reactivate the West Texas Gulf 26" south leg from Nederland to Wortham Provide base volumes and line fill to encourage additional crude movement SXL is currently the operator, and 43.8% owner 7

Transaction Summary Expect that the transaction will close near the beginning of the third quarter Plan to finance with either cash on hand, our revolving credit facility or the issue of units to the public, or combination of the above Intention is to maintain a conservative capital structure Expected to be immediately accretive to SXL Additional organic growth opportunities to stem from this project 8